UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of 2004 Omnibus Long-Term Incentive Plan and Form Award Agreements

On August 28, 2013, the Board of Directors (the “Board”) of Royal Gold, Inc. (the “Company”) amended the Company’s 2004 Omnibus Long-Term Incentive Plan (the “Plan”) to reflect changes in applicable law and certain institutional stockholder preferences, including the addition of a forfeiture provision and further restrictions on the repricing of certain awards, among other changes.

On August 27, 2013, the Compensation, Nominating and Governance Committee of the Board of Directors (the “Committee”) approved revised forms of award agreements relating to incentive stock options, performance stock, restricted stock and stock appreciation rights to be awarded to certain officers and other employees of the Company under the Plan.  In addition, the Committee approved a form of agreement for grants of restricted stock to directors.  The revised award agreements will only apply to awards granted on or after August 27, 2013.  No changes were made to the terms of any awards outstanding prior to August 27, 2013.

The foregoing descriptions of the amended Plan and revised award agreements are qualified in their entirety by the amended Plan filed herewith as Exhibit 10.1 and forms of award agreement filed herewith as Exhibits 10.2 to 10.6, each of which is incorporated herein by reference.

Notice of Decision not to Stand for Re-election

On August 27, 2013, James W. Stuckert notified the Company of his decision not to stand for re-election as a Class II director at the Company’s 2013 Annual Meeting of Stockholders.  Mr. Stuckert’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In an effort to distribute its members among the Class I, Class II and Class III directorships as evenly as possible, the Board determined on August 28, 2013 that one of the Class III directors will be re-assigned to Class II so that each class will consist of at least two directors.  In connection with this determination, the Board designated Ronald J. Vance as a Class II director, to serve until the Company’s 2013 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Mr. Vance previously was designated a Class III director and resigned his Class III directorship in connection with his designation as a Class II director.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2013, the Board approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”) which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, shall be a state court located within the State of Delaware, or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware.  The amendment, which became effective on August 28, 2013, further provides that any person or entity purchasing or otherwise acquiring any interest in any securities of the Company shall be deemed to have notice of and consented to the foregoing provisions.

The foregoing summary is qualified in its entirety by the full text of the amendment to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Amended and Restated Bylaws of Royal Gold, Inc.
10.1	2004 Omnibus Long-Term Incentive Plan, as amended
10.2	Form of Incentive Stock Option Agreement (Officer) under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan
10.3	Form of Director Restricted Stock Agreement under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan
10.4	Form of Restricted Stock Agreement (Officer) under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan
10.5	Form of Performance Share Agreement (Officer) under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan
10.6	Form of Stock Appreciation Rights Agreement — Stock Settled (Officer) under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: September 3, 2013	By:	/s/ Bruce C. Kirchhoff
	Name:	Bruce C. Kirchhoff
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Royal Gold, Inc.
10.1	2004 Omnibus Long-Term Incentive Plan, as amended
10.2	Form of Incentive Stock Option Agreement (Officer) under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan
10.3	Form of Director Restricted Stock Agreement under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan
10.4	Form of Restricted Stock Agreement (Officer) under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan
10.5	Form of Performance Share Agreement (Officer) under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan
10.6	Form of Stock Appreciation Rights Agreement — Stock Settled (Officer) under Royal Gold’s 2004 Omnibus Long-Term Incentive Plan